UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2007

JPMORGAN CHASE & CO.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5805 (Commission File Number)	13-2624428 (IRS Employer Identification Number)
270 Park Avenue, New York, NY (Address of Principal Executive Office)	10017 (Zip Code)

Registrant's telephone number, including area code: (212) 270-6000

__________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a) Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 17, 2007, the Board of Directors of JPMorgan Chase & Co. (the "Registrant") amended the Registrant's bylaws effective immediately. A copy of the Registrant's bylaws is attached as Exhibit 3.1 and is incorporated by reference herein.

Section 2.09 has been amended to provide for majority voting for the election of Directors in uncontested elections, replacing the current section that provides for director resignation in the event a director received less than a majority vote in non-contested elections.

Article IX, Indemnification, has been amended to provide that proceedings brought by a prospective indemnitee against the Registrant or an affiliate are not subject to indemnification unless consented to by the Registrant; to delete reference to agents; to add reference to criminal proceedings; to specify that the term "officer" refers to executive officers as defined for purposes of Form 10-K; and to specify changes to the administration of the indemnification provisions.

Item 8.01 - Other Events

(c) Exhibits.

3.1	Registrant Bylaws, as of July 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JPMorgan Chase & Co.
(Registrant)

Date: July 17, 2007	/s/ Anthony J. Horan
Name: Anthony J. Horan Title: Corporate Secretary

EXHIBIT INDEX
Exhibit No.	Description
3.1	Registrant Bylaws, as of July 17, 2007.